FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES IMPROVED SECOND QUARTER 2009 RESULTS

•	Improved Operating Income Year-Over-Year by $11.2 Million
•	Generated Positive Cash Flow from Operating Activities
•	Reduced Borrowings Under Revolving Credit Facility to $43.8 Million
•	Reached Agreement on $35.0 Million Investment in the Company

MINNEAPOLIS – (July 23, 2009) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, today announced results for the fiscal 2009 second quarter ended July 4, 2009. Net sales for the quarter totaled $120.6 million, a decrease of 21 percent compared to $152.1 million in the second quarter of 2008. The company reported second quarter operating income of $1.0 million, an $11.2 million improvement compared to the second quarter of 2008. Net loss was $4.0 million, or $0.09 per diluted share, compared to a net loss of $6.6 million, or $0.15 per diluted share, in the second-quarter of 2008. Second-quarter results include a $3.6 million charge to eliminate the company’s remaining deferred tax assets. Excluding this non-cash expense, the company would have reported a net loss of $0.3 million or $0.01 per diluted share. During the second quarter, the company generated cash flow from operating activities of $11.5 million, reduced borrowings under its revolving credit facility to $43.8 million and reached agreement with Sterling Partners for a $35.0 million cash investment into the company, subject to shareholder approval.

“We continued to make improvements in our financial results, despite ongoing economic challenges and what is historically our weakest selling period,” said Bill McLaughlin, president

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Select Comfort Announces Second Quarter 2009 Results – Page 2 of 13

and CEO, Select Comfort Corporation. “During the quarter, we made progress against our 2009 turn-around plan, which resulted in positive cash flow and an improved pre-tax profit over the prior quarter.”

During the second quarter, the company continued to focus on its priorities of aligning costs with current and anticipated sales levels, reigniting the Sleep Number brand, and preserving cash and improving its capital structure:

Cost Reduction

•

Closed 21 stores during the quarter and 51 stores year-to-date, with plans to close at least 15 additional stores by the end of 2009. These actions are expected to reduce fixed store costs by approximately $14.0 million in 2009;

•

Enhanced effectiveness and efficiency of marketing spend, with second-quarter marketing expense as a percent of net sales down from 25.4 percent in 2008 to 17.7 percent in 2009, a 765 basis-point improvement; and

•	Reduced general and administrative and research and development expenses in the quarter by $2.5 million on a year-over-year basis.

Reigniting the Sleep Number Brand

•	Continued to support the company’s value strategy, benefiting from first-quarter product line redesign and refining successful promotional programs;
•

Continued to advance results from core direct marketing and the new local radio campaign, which highlights the differentiated benefits of the Sleep Number bed and the location of the company’s retail stores; and

•	Experienced sequential improvement in same-store sales to an 11 percent decline in the second quarter from a 14 percent decline in the first quarter of 2009.

Preserving Cash and Improving Capital Structure

•	Maintained strict discipline on capital spending in the quarter. Capital expenditures in the second quarter of 2009 were $0.7 million compared with $10.6 million in the prior-year period; and

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Select Comfort Announces Second Quarter 2009 Results – Page 3 of 13

•

Reached an agreement with Sterling Partners for a $35 million investment, subject to shareholder approval and other closing conditions, which also would result in an amended credit agreement with new covenants and extended maturity from 2010 to 2012.

“We are pleased with the impact of our efforts on our overall financial position, and our team remains focused on pursuing incremental ways to reduce costs, build our brand, and preserve cash and improve our capital structure,” continued McLaughlin. “These efforts will help ensure we have adequate capital and are well positioned for future success as our programs gain momentum and the macro-economic environment ultimately improves.”

Second-Quarter Summary

During the second quarter, total sales declined 21 percent compared to the prior-year period. Retail sales, which accounted for 78.9 percent of total sales, declined 16 percent compared to the prior-year period.

Second-quarter gross profit margin was 61.6 percent, up 201 basis points from 59.6 percent in the prior-year period and 304 basis points on a sequential basis from 58.6 percent in the first quarter. The year-over-year improvement reflects improved efficiencies in manufacturing, offset by a more aggressive promotion strategy to generate store traffic and drive sales.

Sales and marketing costs in the second quarter of 2009 decreased by 28 percent to $61.1 million or 50.6 percent of net sales. This compares to $85.4 million, or 56.2 percent of net sales in the prior-year period. General and administrative expenses were $11.7 million in the second quarter, or 9.7 percent of net sales. This compares to $14.1 million, or 9.3 percent of net sales, in the second quarter of 2008.

Cash flows from operating activities totaled $35.6 million for the first six months of 2009, which included $25.8 million in tax refunds associated with prior-year losses. This compares to $10.4 million of operating cash flow for the first six months of 2008. The company

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Select Comfort Announces Second Quarter 2009 Results – Page 4 of 13

reduced capital expenditures to $1.9 million for the first six months of 2009, compared to $20.9 million in the first six months of 2008, which reflects actions taken to significantly reduce investments in store expansion and IT infrastructure. As of July 4, 2009, cash and cash equivalents totaled $4.5 million, and outstanding borrowings under the company’s revolving credit facility totaled $43.8 million.

Outlook

“We do not anticipate a significant economic recovery or improvement in consumer confidence for the balance of the year, which will likely result in continued sales volatility in the near term,” said Jim Raabe, senior vice president and CFO, Select Comfort Corporation. “That said, we expect sales declines to moderate in the second half of 2009, as we lap the impact of the significant economic downturn we experienced during the second half of 2008.”

In the second half of the year, the company anticipates it will remain cash flow positive and achieve break-even or slight profitability, before the impact of charges associated with the Sterling Partners transaction and subsequent actions. The combination of the $35.0 million investment and the amended credit agreement would improve the company’s current capital structure, allowing the company to address its liquidity needs and pursue long-term opportunities that become available.

Financing Update

The company continues to operate under and rely on short-term waivers to comply with certain ongoing covenants associated with the $75.0 million available under its revolving credit facility. On May 26, 2009, the company announced that it had entered into a securities purchase agreement with Sterling Partners, a leading growth-oriented, U.S.-based private equity firm. Under the terms of the agreement, Sterling Partners would purchase 50 million shares of common stock at $0.70 per share, for a total investment of $35.0 million. These shares would represent a 52.5 percent ownership interest in the company. The investment is subject to shareholder approval and customary closing provisions, and the company expects the

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Select Comfort Announces Second Quarter 2009 Results – Page 5 of 13

shareholder meeting and the closing of the transaction to occur in late August or early September. The company believes there is uncertainty with respect to its ability to secure a longer-term amendment to the credit agreement without consummation of the transaction with Sterling Partners, and a likelihood of significant cost, dilution, limited financial flexibility and limited term in the event such an amendment could be secured. In conjunction with the purchase agreement, the company’s existing lenders have agreed to negotiate in good faith to amend and restate the company’s current credit agreement. The amended credit agreement would provide maximum availability of $70.0 million, include improved operating covenants and extend the maturity from June 2010 to December 2012. The amended credit agreement is subject to final lender approval and definitive documentation.

On June 25, 2009, the company announced that Sterling Partners intends to seek the appointment of a new CEO, Pat Hopf, following closing of the transaction.

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) July 23, 2009. To listen to the call, please dial (888) 972-6711 (international participants dial 210-234-0123) and reference the passcode “Sleep.” To access the Webcast, please visit the investor relations area of the Select Comfort Web site.

A replay will remain available until midnight Eastern Time, July 31, 2009, by dialing (203) 369-1196. The Webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago, Select Comfort was ranked the no. 1 bedding retailer in the United States for nine years runningi. Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT

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Select Comfort Announces Second Quarter 2009 Results – Page 6 of 13

COMFORT® products are sold through its approximately 420 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as the occurrence of any event, change or other circumstances that could give rise to the termination of the securities purchase agreement with Sterling Partners; the outcome of any legal proceedings that may be instituted against us with respect to the proposed transaction with Sterling Partners; the failure to obtain approval of our shareholders as required to consummate the proposed transaction with Sterling Partners; the inability to complete the proposed transaction with Sterling Partners due to the failure to satisfy any of the conditions to closing of the proposed transaction; the risk that the proposed transaction with Sterling Partners disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; other risks, including our ability to improve sales and operating results and to realize cost savings; our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, and the cost of credit or other capital resources necessary to finance operations; the risk of non-compliance with financial covenants under our bank line of credit and the risk that we may not be successful in obtaining continuing waivers or other financial accommodations from our lenders; the potential need to obtain additional capital through the issuance of debt or equity securities, including pursuant to the proposed transaction with Sterling Partners, which may significantly increase our costs or dilute our existing shareholders, and the risk that we may not be successful in obtaining additional capital that may be needed; current general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships

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Select Comfort Announces Second Quarter 2009 Results – Page 7 of 13

with key suppliers, including several sole source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, including new flammability standards for the bedding industry and new safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events; and the risks described in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009, under the caption “Risk Factors.” These risks and uncertainties are not exclusive and further information concerning our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time, including factors that we may consider immaterial or do not anticipate at this time.

When relying on forward-looking statements to make decisions with respect to our company, investors and others are cautioned to consider these and other risks and uncertainties. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements in this news release whether as a result of new information, future events or for any other reason.

Important Additional Information for Investors and Shareholders

Portions of this communication are being made in respect of the proposed equity investment transaction involving Select Comfort and Sterling Partners. In connection with the proposed transaction, Select Comfort has filed a preliminary proxy statement with the SEC and Select Comfort plans to file with the SEC a definitive proxy statement and other documents

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Select Comfort Announces Second Quarter 2009 Results – Page 8 of 13

regarding the proposed transaction. The final proxy statement will be mailed to the shareholders of Select Comfort. INVESTORS AND SECURITY HOLDERS OF SELECT COMFORT ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SELECT COMFORT AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Select Comfort at the SEC’s website at www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC can also be obtained by directing a request to Select Comfort Corporation, 9800 59th Avenue North, Plymouth, Minnesota 55442, Attention: Investor Relations, telephone: (763) 551-7000. In addition, investors and security holders may access copies of the documents filed with the SEC by Select Comfort on Select Comfort’s Web site at www.selectcomfort.com.

Select Comfort and its directors, executive officers, certain members of management and employees may be soliciting proxies from the shareholders of Select Comfort in respect of the proposed transaction. If and to the extent that any of the Select Comfort participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of those benefits will be described in the definitive proxy statement relating to the transaction. Investors and shareholders can obtain more detailed information regarding the direct and indirect interests of Select Comfort directors and executive officers in the proposed transaction by reading the definitive proxy statement when it becomes available.

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i Furniture/Today

Select Comfort Announces Second Quarter 2009 Results – Page 9 of 13

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	July 4, 2009	% of Net Sales		June 28, 2008	% of Net Sales

Net sales	$120,647	100.0%		$152,055	100.0%
Cost of sales	46,307	38.4%		61,411	40. 4%
Gross profit	74,340	61.6%		90,644	59. 6%

Operating expenses:
Sales and marketing	61,107	50.6%		85,427	56.2%
General and administrative	11,693	9.7%		14,101	9.3%
Research and development	478	0.4%		643	0.4%
Asset impairment charges	110	0.1%		724	0.5%
Total operating expenses	73,388	60.8%		100,895	66.4%
Operating income (loss)	952	0.8%		(10,251)	(6.7%	)
Interest expense / other	(1,477)	(1.2%	)	(633)	(0.4%	)
Loss before income taxes	(525)	(0.4%	)	(10,884)	(7.2%	)
Income tax expense (benefit)	3,436	2.8%		(4,293)	(2.8%	)
Net loss	$(3,961)	(3.3%	)	$(6,591)	(4.3%	)

Net loss per share – basic	$(0.09)			$(0.15)

Net loss per share – diluted	$(0.09)			$(0.15)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	44,827			44,138
Effect of dilutive securities:
Options	—			—
Restricted shares	—			—
Diluted weighted-average shares outstanding[1]	44,827			44,138

1For the three months ended July 4, 2009 and June 28, 2008, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Select Comfort Announces Second Quarter 2009 Results – Page 10 of 13

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Six Months Ended
	July 4, 2009	% of Net Sales		June 28, 2008	% of Net Sales

Net sales	$260,261	100.0%		$320,220	100.0%
Cost of sales	104,137	40.0%		132,650	41.4%
Gross profit	156,124	60.0%		187,570	58.6%

Operating expenses:
Sales and marketing	128,420	49.3%		176,027	55.0%
General and administrative	25,038	9.6%		30,262	9.5%
Research and development	964	0.4%		1,517	0.5%
Asset impairment charges	488	0.2%		1,057	0.3%
Total operating expenses	154,910	59.5%		208,863	65.2%
Operating income (loss)	1,214	0.5%		(21,293)	(6.6%	)
Interest expense / other	(3,247)	(1.2%	)	(879)	(0.3%	)
Loss before income taxes	(2,033)	(0.8%	)	(22,172)	(6.9%	)
Income tax expense (benefit)	4,623	1.8%		(8,448)	(2.6%	)
Net loss	$(6,656)	(2.6%	)	$(13,724)	(4.3%	)

Net loss per share – basic	$(0.15)			$(0.31)

Net loss per share – diluted	$(0.15)			$(0.31)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	44,760			44,098
Effect of dilutive securities:
Options	—			—
Restricted shares	—			—
Diluted weighted-average shares outstanding[1]	44,760			44,098

1For the six months ended July 4, 2009 and June 28, 2008, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Select Comfort Announces Second Quarter 2009 Results – Page 11 of 13

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

subject to reclassification

	(unaudited) July 4, 2009	January 3, 2009
Assets
Current assets:
Cash and cash equivalents	$4,471	$13,057
Accounts receivable, net of allowance for doubtful accounts of $378 and $713, respectively	4,279	4,939
Inventories	15,706	18,675
Income taxes receivable	3,732	25,900
Prepaid expenses	5,932	4,109
Deferred income taxes	—	1,323
Other current assets	444	1,150
Total current assets	34,564	69,153
Property and equipment, net	45,213	53,274
Deferred income taxes	—	5,941
Other assets	7,143	7,045
Total assets	$86,920	$135,413

Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$43,800	$79,150
Accounts payable	34,119	40,274
Customer prepayments	10,350	11,480
Accruals:
Sales returns	2,361	2,744
Compensation and benefits	15,097	14,575
Taxes and withholding	3,073	2,938
Other current liabilities	7,783	8,526
Total current liabilities	116,583	159,687

Non-current liabilities:
Warranty liabilities	5,633	5,956
Deferred income taxes	443	—
Capital lease obligations	398	621
Other long-term liabilities	10,226	10,779
Total non-current liabilities	16,700	17,356
Total liabilities	133,283	177,043

Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 45,596 and 44,962 shares issued and outstanding, respectively	456	450
Additional paid-in capital	6,334	4,417
Accumulated deficit	(53,153)	(46,497)
Total shareholders’ deficit	(46,363)	(41,630)
Total liabilities and shareholders’ deficit	$86,920	$135,413

Select Comfort Announces Second Quarter 2009 Results – Page 12 of 13

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited - in thousands)

subject to reclassification

	Six Months Ended
	July 4, 2009	June 28, 2008
Cash flows from operating activities:
Net loss	$(6,656)	$(13,724)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,734	11,933
Stock-based compensation	1,827	2,126
Disposals and impairments of assets	485	1,062
Excess tax benefits from stock-based compensation	—	(15)
Changes in deferred income taxes	7,707	(2,366)
Change in operating assets and liabilities:
Accounts receivable	660	13,336
Inventories	2,969	12,241
Income taxes receivable	22,168	(5,733)
Prepaid expenses and other assets	(1,662)	2,645
Accounts payable	889	(8,268)
Customer prepayments	(1,130)	827
Accrued sales returns	(383)	(870)
Accrued compensation and benefits	522	589
Accrued taxes and withholding	135	(1,518)
Warranty liabilities	(437)	(782)
Other accruals and liabilities	(1,256)	(1,048)
Net cash provided by operating activities	35,572	10,435

Cash flows from investing activities:
Purchases of property and equipment	(1,949)	(20,886)
Proceeds from sales of property and equipment	15	—
Net cash used in investing activities	(1,934)	(20,886)

Cash flows from financing activities:
Net decrease in short-term borrowings	(42,320)	10,982
Proceeds from issuance of common stock	96	377
Excess tax benefits from stock-based compensation	—	15
Debt issuance costs	—	(1,400)
Net cash (used in) provided by financing activities	(42,224)	9,974

(Decrease) increase in cash and cash equivalents	(8,586)	(477)
Cash and cash equivalents, at beginning of period	13,057	7,279
Cash and cash equivalents, at end of period	$4,471	$6,802

Select Comfort Announces Second Quarter 2009 Results – Page 13 of 13

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended				Six Months Ended
	July 4, 2009		June 28, 2008		July 4, 2009		June 28, 2008
Percent of sales:
Retail	78.9%		74.5%		79.0%		76.7%
Direct	7.5%		8.7%		6.7%		8.1%
E-Commerce	5.2%		6.1%		5.3%		6.5%
Wholesale	8.4%		10.7%		9.0%		8.7%
Total	100.0%		100.0%		100.0%		100.0%

Sales growth rates:
Comparable-store sales[1]	(11%	)	(20%	)	(13%	)	(23%	)
Net closed stores/other	(5%	)	5%		(3%	)	6%
Retail total	(16%	)	(15%	)	(16%	)	(17%	)
Direct	(31%	)	(13%	)	(33%	)	(24%	)
E-Commerce	(32%	)	(27%	)	(33%	)	(23%	)
Wholesale	(38%	)	(12%	)	(16%	)	(25%	)
Total	(21%	)	(15%	)	(19%	)	(19%	)

Stores open:
Beginning of period	441		481		471		478
Opened	0		6		0		13
Closed	(21)		(9)		(51)		(13)
End of period	420		478		420		478

Retail partner doors	850		778		850		778

Other metrics:
Average sales per store ($ in 000’s)[1]	$952		$1,171
Average sales per square foot ($s)[1]	$652		$878
Stores > $1 million net sales[1]	42%		62%
Average mattress sales per mattress unit
(Q2 Company-owned channels; $s)	$1,793		$1,831

1Trailing twelve months for stores open at least one year.